UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 27, 2018

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-37390	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 4th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01.   Regulation FD Disclosure.

On February 27, 2018, Global Net Lease, Inc. (the “Company”) made certain statements concerning its investment grade and implied investment grade tenants. As previously noted, a total of 76.1% of the Company’s properties (by portfolio annualized straight line rent) are leased to investment grade and implied investment grade rated tenants, with implied investment grade ratings determined using Moody’s proprietary analytical tool, which compares the risk metrics of the non-rated company to those of a company with an actual rating. A tenant with a parent that that has an investment grade rating is also included in implied investment grade. The Company hereby clarifies that the Company’s portfolio is 36.0% leased to tenants with an actual investment grade rating and 40.1% leased to tenants with an implied investment grade rating. Except for a limited exception, no peers identified by the Company reported implied investment grade ratings in their reporting of investment grade tenancies.

This Current Report on Form 8-K is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2018	By:	/s/ James L. Nelson
		Name:	James L. Nelson
		Title:	Chief Executive Officer and President